Exhibit 3.1

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5708

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20130060139-15
Filing Date and Time 01/29/2013 2:02 PM
Entity Number E0047252013-3

1. Name if Corporation:	PRESTON CORP.
2. Registered Agent for Service of Process:	Commercial Registered Agent: NEVADA BUSINESS CENTER LLC
3. Authorized Stock:	Number of shares with par value: 100000000	Par value per share: $ 0.0010
4. Names and Addresses of the Board of Directors/Trustees:	1) MATTHEW A TAYLOR 311 WEST THIRD ST CARSON CITY NV 89703
5. Purpose:	Any Legal Purpose
6. Name, Address and Signature of Incorporator:	MATTHEW A TAYLOR	X MATTHEW A TAYLOR
311 WEST THIRD ST CARSON CITY NV 89703
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.	1/29/2013
X NEVADA BUSINESS CENTER, LLC
Authorized Signature of Registered Agent or On Behalf of Registered Agent

34

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5708

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20140066009-88
Filing Date and Time 01/27/2014 8:34 AM
Entity Number E0047252013-3

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.  Name of Corporation:

PRESTON CORP.

2.  The articles have been amended as follows:

ARTICLE 3. Authorized Stock:

“The number of shares the Corporation is authorized to issue is 200,000,000 shares of Common Stock, $.001 par value.”

Currently we have 4,840,000 shares issued and outstanding.  Upon the effectiveness of this amendment, each holder of shares of record shall be entitled to, without surrender of their certificate(s) representing the shares, receive a certificate or certificates representing an additional Thirty Four (34) shares of Common Stock, $.001 par value for every One (1) share of issued and outstanding common stock held by each holder of stock.  The Corporation will then have 169,400,000 shares issued and outstanding.

3.  The vote by which the stock holders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater portion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:    over 51%

4.  Effective date and time of filing (Optional):

Signature (required)

/s/ Laurence Stephenson

35